UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 27, 2006

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

      On March 31, 2006, Central Vermont Public Service Corporation (the "Company") issued a news release reporting revised fourth quarter and year end 2005 earnings. Subsequent to the Company's February 27, 2006 announcement of 2005 earnings, management determined that the Company's subsidiary, Eversant, incorrectly recorded a 2005 fourth-quarter impairment charge related to its remaining $1.4 million investment in The Home Service Store, Inc. ("HSS"). The impairment should have been recorded in 2002. In addition to the correction for the HSS impairment, the Company recorded late entries discovered during the 2005 year-end closing and reporting process. The Company's fourth-quarter 2005 earnings have been adjusted upward from $5.3 million to $6.2 million, and diluted earnings per share of common stock have been adjusted upward from 42 cents to 48 cents. The Company's 2005 earnings have been adjusted upward from $5.4 million to $6.3 million, and diluted earnings per share of common stock have been adjusted upward from 41 cents to 48 cents. This amendment to the Form 8-K hereby amends the information contained in the original Form 8-K dated February 27, 2006.

      The text of the March 31, 2006 news release is included as Exhibit 99.1 to this report. The foregoing information (including Exhibit 99.1) is being furnished under "Item 2.02 Results of Operations and Financial Condition" and "Item 7.01 Regulation FD Disclosure." Such information (including Exhibit 99.1) is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

      Final operating results for the year ended December 31, 2005 are reflected in the Company's Annual Report on Form 10-K filed on March 31, 2006.

Item 7.01	Other Events.
See "Item 2.02. Results of Operations and Financial Condition" above.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description of Exhibit
99.1	Central Vermont's news release dated March 31, 2006.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Edmund F. Ryan Edmund F. Ryan Acting Chief Financial Officer and Treasurer

March 31, 2006
EXHIBIT INDEX
Exhibit Number	Description of Exhibit
99.1	Central Vermont's news release dated March 31, 2006.